EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Amendment No. 2 to the registration statement on Form S-3 (File No. 333-165822) of our report dated March 4, 2010 with respect to the consolidated financial statements of World Energy Solutions, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such registration statement.
/s/ UHY LLP
Houston, Texas
April 20, 2010